                                                                    EXHIBIT 21.1


                 SUBSIDIARIES OF DONNA KARAN INTERNATIONAL INC.


DK Footwear Partners, a New York general partnership (d/b/a Donna Karan Shoe) DK Shoe Corporation, a New York corporation
Donna Karan (H.K.) Limited, a Hong Kong corporation
Donna Karan (Italy) S.R.L., an Italian corporation
Donna Karan (Italy) Shoe Company S.R.L., an Italian corporation
Donna Karan Studio, a New York general partnership
DSTF Japan Company, a New York general partnership
First Run Management, Inc., a New York corporation
FM DK Japan, Inc., a New York corporation
Formal Reserve Management, Inc., a New York corporation
Full Requirements Merchandising, Inc., a New York corporation
Gabby Apparel, Inc., a New York corporation
Gabrielle Japan, Inc., a New York corporation
Tangents Two, Inc., a New York corporation
The Donna Karan Company, a New York general partnership
The Donna Karan Company Store, G.P., a New York general partnership
The Donna Karan Store Corporation, a New York corporation
Tolara Tetragon, Inc., a New York corporation
Tomio Tangents, Inc., a New York corporation
TT DK Japan, Inc., a New York corporation
Donna Karan Company Store (UK) Limited, a U.K. corporation
Donna Karan Company Stores UK Retail Limited, a U.K. corporation
Donna Karan Company Stores UK Holding Limited, a U.K. corporation
Donna Karan UK (Holding) L.L.C., a Delaware limited liability company